Filed Pursuant to Rule 433
                                                         File No.: 333-129159-16

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.

------------------------------------------------------------------------------------------------------------------------------------

                                                   THE SERIES 2006-9 CERTIFICATES


                       Initial      Pass-
                      Principal    Through
Class or Component    Balance(1)    Rate                     Principal Types                               Interest Types
------------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
Class I-A-1           $1,600,000    6.000%   Super Senior Support, Sequential Pay               Fixed Rate
Class I-A-2          $50,000,000     (2)     Senior, Sequential Pay                             Floating Rate
Class I-A-3             (3)          (2)     Senior, Notional Amount                            Inverse Floating Rate, Interest Only
Class I-A-4          $40,000,000    6.000%   Super Senior, Lockout                              Fixed Rate
Class I-A-5           $2,400,000    6.000%   Super Senior Support, Lockout                      Fixed Rate
Class I-A-6          $95,638,000    6.000%   Senior, Sequential Pay                             Fixed Rate
Class I-A-7          $23,962,000    6.000%   Senior, Sequential Pay                             Fixed Rate
Class I-A-8          $44,982,000    6.000%   Senior, Sequential Pay                             Fixed Rate
Class I-A-9          $96,019,200    6.000%   Super Senior, Lockout                              Fixed Rate
Class I-A-10          $4,000,800    6.000%   Super Senior Support, Lockout                      Fixed Rate
Class I-A-11          $7,018,000    6.000%   Senior, Sequential Pay                             Fixed Rate
Class I-A-12         $50,000,000     (2)     Super Senior, Sequential Pay                       Floating Rate
Class I-A-13            (3)          (2)     Senior, Notional Amount                            Inverse Floating Rate, Interest Only
Class I-A-14          $2,000,000    6.000%   Super Senior Support, Sequential Pay               Fixed Rate
Class I-A-15         $96,190,000    6.000%   Senior, Sequential Pay                             Fixed Rate
Class I-A-16          $7,807,000    6.000%   Senior, Sequential Pay                             Fixed Rate
Class I-A-17         $40,000,000    6.000%   Super Senior, Sequential Pay                       Fixed Rate
Class I-A-18         $53,286,000    6.000%   Senior, Planned Amortization                       Fixed Rate
Class I-A-19         $15,623,000    6.000%   Senior, Planned Amortization                       Fixed Rate
Class I-A-20          $1,978,000    6.000%   Senior, Planned Amortization                       Fixed Rate
Class I-A-21         $20,000,000     (2)     Senior, Targeted Amortization, Accretion Directed  Floating Rate
Class I-A-22          $3,622,992     (2)     Senior, Targeted Amortization, Accretion Directed  Inverse Floating Rate
Class I-A-23          $2,803,000    6.000%   Senior, Accretion Directed, Companion              Accrual, Fixed Rate
Class I-A-24          $6,672,923    6.500%   Senior, Accretion Directed, Companion              Fixed Rate
Class I-A-25            $100,000    6.000%   Senior, Companion                                  Accrual, Fixed Rate
Class I-A-26         $41,485,000    6.000%   Senior, Sequential Pay                             Fixed Rate
Class I-A-27         $41,485,000     (2)     Senior, Sequential Pay                             Floating Rate
Class I-A-28            (3)          (2)     Senior, Notional Amount                            Inverse Floating Rate, Interest Only
Class I-A-29         $74,083,000    6.000%   Senior, Sequential Pay                             Fixed Rate
Class I-A-30         $54,405,435    6.000%   Senior, Sequential Pay                             Fixed Rate
Class I-A-31        $250,000,000    6.000%   Super Senior, Sequential Pay                       Fixed Rate
Class I-A-32         $10,869,565    6.000%   Super Senior Support, Sequential Pay               Fixed Rate
Class I-A-33         $69,389,703    6.000%   Super Senior, Sequential Pay                       Fixed Rate
Class I-A-34          $2,891,238    6.000%   Super Senior Support, Sequential Pay               Fixed Rate
Class I-A-35            (4)         0.000%   Senior, Component                                  Principal Only
Class I-A-R                 $100    6.000%   Senior, Sequential Pay                             Fixed Rate
Class II-A-1         $25,005,835    0.000%   Senior, Pass-Through                               Principal Only
Class II-A-2            (3)         6.000%   Senior, Notional Amount                            Fixed Rate, Interest Only
Class A-PO              (4)         0.000%   Senior, Component                                  Principal Only
Class B-1            $21,997,000    6.000%   Subordinated                                       Fixed Rate
Class B-2            $12,292,000    6.000%   Subordinated                                       Fixed Rate
Class B-3             $7,116,000    6.000%   Subordinated                                       Fixed Rate


Class or Component                    CUSIP
----------------------------------------------
Offered Certificates
Class I-A-1                        94980S AA 3
Class I-A-2                        94980S AB 1
Class I-A-3                        94980S AC 9
Class I-A-4                        94980S AD 7
Class I-A-5                        94980S AE 5
Class I-A-6                        94980S AF 2
Class I-A-7                        94980S AG 0
Class I-A-8                        94980S AH 8
Class I-A-9                        94980S AJ 4
Class I-A-10                       94980S AK 1
Class I-A-11                       94980S AL 9
Class I-A-12                       94980S AM 7
Class I-A-13                       94980S AN 5
Class I-A-14                       94980S AP 0
Class I-A-15                       94980S AQ 8
Class I-A-16                       94980S AR 6
Class I-A-17                       94980S AS 4
Class I-A-18                       94980S AT 2
Class I-A-19                       94980S AU 9
Class I-A-20                       94980S AV 7
Class I-A-21                       94980S AW 5
Class I-A-22                       94980S AX 3
Class I-A-23                       94980S AY 1
Class I-A-24                       94980S AZ 8
Class I-A-25                       94980S BA 2
Class I-A-26                       94980S BB 0
Class I-A-27                       94980S BC 8
Class I-A-28                       94980S BD 6
Class I-A-29                       94980S BE 4
Class I-A-30                       94980S BF 1
Class I-A-31                       94980S BG 9
Class I-A-32                       94980S BH 7
Class I-A-33                       94980S BJ 3
Class I-A-34                       94980S BK 0
Class I-A-35                       94980S BL 8
Class I-A-R                        94980S BM 6
Class II-A-1                       94980S BN 4
Class II-A-2                       94980S BP 9
Class A-PO                         94980S BQ 7
Class B-1                          94980S BR 5
Class B-2                          94980S BS 3
Class B-3                          94980S BT 1


                                                                  2

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


                          Initial      Pass-
                         Principal    Through
Class or Component       Balance(1)    Rate                     Principal Types                       Interest Types
------------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
Class B-4                $3,881,000    6.000%    Subordinated                                         Fixed Rate

Components
Class I-A-35A            $1,378,008    0.000%    Senior, Targeted Amortization, Accretion Directed    Principal Only
Class I-A-35B              $556,077    0.000%    Senior, Accretion Directed, Companion                Principal Only
Class I-A-PO             $4,774,200    0.000%    Ratio Strip                                          Principal Only
Class II-A-PO              $194,148    0.000%    Ratio Strip                                          Principal Only

Non-Offered Certificates
Class B-5                $2,587,000    6.000%    Subordinated                                         Fixed Rate
Class B-6                $1,940,000    6.000%    Subordinated                                         Fixed Rate
Class B-7                $1,946,189    6.000%    Subordinated                                         Fixed Rate


Class or Component               CUSIP
-----------------------------------------
Offered Certificates
Class B-4                     94980S BU 8

Components
Class I-A-35A                     N/A
Class I-A-35B                     N/A
Class I-A-PO                      N/A
Class II-A-PO                     N/A

Non-Offered Certificates
Class B-5                     94980S BV 6
Class B-6                     94980S BW 4
Class B-7                     94980S BX 2

-------------

(1)   Approximate. The initial principal balances are subject to adjustment as.

(2) The following table describes the methodology for determining the pass-through rate for each class of floating rate and inverse floating rate certificates..


                                      Initial Pass-                 Pass-Through               Minimum Pass-         Maximum Pass-
         Class                        Through Rate                  Rate Formula               Through Rate          Through Rate
     ---------------------  --------------------------------------------------------------------------------------------------------
      Class I-A-2*                       5.950%                    LIBOR + 0.600%                 0.600%                6.000%
      Class I-A-3                        0.050%                    5.400% - LIBOR                 0.000%                5.400%
     Class I-A-12*                       5.700%                    LIBOR + 0.400%                 0.400%                6.000%
      Class I-A-13                       0.300%                    5.600% - LIBOR                 0.000%                5.600%
      Class I-A-21                       5.850%                    LIBOR + 0.550%                 0.550%                7.500%
      Class I-A-22                     9.1084937%       38.36607972% - (LIBOR x 5.52029924)       0.000%             38.36607972%
     Class I-A-27*                       6.000%                    LIBOR + 0.700%                 0.700%                6.000%
      Class I-A-28                       0.000%                    5.300% - LIBOR                 0.000%                5.300%

        *In addition, under certain circumstances, the Class I-A-2, Class I-A-12 and Class I-A-27 Certificates are entitled to amounts received under three separate yield maintenance agreements.

(3) The Class I-A-3, Class I-A-13, Class I-A-28 and Class II-A-2 Certificates are interest only certificates, have no principal balance and will bear interest on their notional amounts, initially approximately $50,000,000, $50,000,000, $41,485,000 and $25,005,835, respectively.

(4) The Class I-A-35 and Class A-PO Certificates each will be deemed for purposes of the distribution of principal to consist of two components as described in the table. The components of a class are not severable.


                                                                  3

------------------------------------------------------------------------------------------------------------------------------------

Allocation of Amount to be Distributed on the Class A Non-PO Certificates

      Group I-A Certificates

      I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-23 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

      first, concurrently, up to the TAC Principal Amount for such Distribution Date, to the Class I-A-21 and Class I-A-22 Certificates and Class I-A-35A Component, pro rata;

      second, concurrently, to the Class I-A-24 Certificates and Class I-A-35B Component, pro rata; and

      third, to the Class I-A-23 Certificates.

      II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-25 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

      first, concurrently, up to the TAC Principal Amount for such Distribution Date less any amounts distributed pursuant to paragraph I clause first above, to the Class I-A-21 and Class I-A-22 Certificates and Class I-A-35A Component, pro rata;

      second, to the Class I-A-23 Certificates;

      third, concurrently, to the Class I-A-24 Certificates and Class I-A-35B Component, pro rata;

      fourth, concurrently, to the Class I-A-21 and Class I-A-22 Certificates and Class I-A-35A Component, pro rata; and

      fifth, to the Class I-A-25 Certificates.

      III. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group I-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group I-A Certificates, sequentially, as follows:

      first, to the Class I-A-R Certificates; and

      second, concurrently, as follows:

           (A) approximately 17.4882004410%, sequentially, as follows:

                  (i) concurrently, to the Class I-A-4 and Class I-A-5
            Certificates, pro rata, up to the Priority 1 Amount for such Distribution Date;

                  (ii) concurrently, as follows:

                        (a) approximately 29.4811320755% to the Class I-A-2
                  Certificates;

                        (b) approximately 70.5188679245%, sequentially, to the
                  Class I-A-6 and Class I-A-7 Certificates; and

                  (iii) concurrently, to the Class I-A-4 and Class I-A-5
            Certificates, pro rata;

            (B) approximately 82.5117995590%, sequentially, as follows:

                  (i) concurrently, to the Class I-A-9 and Class I-A-10
            Certificates, pro rata, up to the Priority 2 Amount for such Distribution Date;

                  (ii) concurrently, as follows:

                        (a) approximately 27.7260395010%, sequentially, as
                  follows:

                              (1) concurrently, as follows:

                                (AA) approximately 51.9506468855%, sequentially, as follows:

                                      (I) concurrently, up to $546,392 for such Distribution Date, as follows:

                                          (aa) approximately 97%, sequentially,
                                          to the Class I-A-8 and Class I- A-11
                                          Certificates;

                                          (bb) approximately 3%, concurrently,
                                          to the Class I-A-12 and Class I- A-14
                                          Certificates, pro rata;

                                      (II) concurrently, to the Class I-A-12 and the Class I-A-14 Certificates, pro rata; and

                                      (III) sequentially, to the Class 1-A-8 and Class I-A-11 Certificates; and

                                (BB) approximately 48.0493531145%, to the Class I-A-15 Certificates; and

                            (2) to the Class I-A-16 Certificates; and

                            (3) concurrently to the Class I-A-1 and Class I-A-17
                                Certificates, pro rata;

                      (b) approximately 11.7770434256%, sequentially, as follows:

                            (1) sequentially, to the Class I-A-18, Class I-A-19
                                and Class I-A-20 Certificates, up to the PAC
                                Principal Amount for such Distribution Date;

                            (2) concurrently, up to the TAC Principal Amount for
                                such Distribution Date less any amounts
                                distributed pursuant to paragraph I clause first and paragraph II clause first above, to the Class I-A-21 and Class I-A-22 Certificates and Class I-A-35A Component, pro rata;

                            (3) to the Class I-A-23 Certificates;

                            (4) concurrently, to the Class I-A-24 Certificates
                                and Class I-A-35B Component, pro rata;

                            (5) concurrently, to the Class I-A-21 and Class
                                I-A-22 Certificates and Class I-A-35A Component, pro rata;

                            (6) to the Class I-A-25 Certificates; and

                            (7) sequentially, to the Class I-A-18, Class I-A-19
                                and Class I-A-20 Certificates; and

                      (c) approximately 60.4969170734%, sequentially, as follows:

                            (1) concurrently, as follows:

                                (AA) approximately 82.4338171779%, sequentially, as follows:

                                      (I) concurrently, up to $702,050 for such Distribution Date, as follows:

                                          (aa) approximately 97%, sequentially,
                                          to the Class I-A-29 and Class I- A-30
                                          Certificates; and

                                          (bb) approximately 3%, concurrently,
                                          to the Class I-A-31 and Class I- A-32
                                          Certificates, pro rata;

                                      (II) concurrently, to the Class I-A-31 and Class I-A-32 Certificates, pro rata; and

                                      (III) sequentially, to the Class I-A-29
                                      and Class I-A-30 Certificates;

                                (BB) approximately 17.5661828221%, sequentially, as follows:

                                      (I) concurrently, up to $560,261 for such Distribution Date, as follows:

                                          (aa) approximately 97%, to the Class
                                          I-A-26 Certificates; and

                                          (bb) approximately 3%, to the Class
                                          I-A-27 Certificates;

                                      (II) sequentially, to the Class I-A-27 and Class I-A-26 Certificates; and

                            (2) concurrently, to the Class I-A-33 and Class
                                I-A-34 Certificates, pro rata; and

                 (iii) concurrently, to the Class I-A-9 and Class I-A-10 Certificates, pro rata.

      Group II-A Certificates

      On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for the Group II-A Certificates will be distributed in reduction of the Principal Balance of the Class II-A-1 Certificates.

      The "PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class I-A-18, Class I-A-19 and Class I-A-20 Certificates (the "PAC Group" or the "PAC Certificates") to the percentage of the initial aggregate Principal Balance of the PAC Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

      The "TAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class I-A-21 and Class I-A-22 Certificates (the "TAC Certificates") and Class I-A-35A Component (the "TAC Component" and together with the TAC Certificates, the "TAC Group") to the percentage of the initial aggregate Principal Balance of the TAC Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

      The "Priority 1 Amount" for any Distribution Date means the lesser of (i) the sum of the Principal Balances of the Class I-A-4 and Class I-A-5 Certificates and (ii) the sum of (A) the product of (1) the Priority 1 Percentage, (2) the Shift Percentage, (3) the Scheduled Principal Amount and (4) 17.4882004410% and (B) the product of (1) the Priority 1 Percentage, (2) the Prepayment Shift Percentage, (3) the Unscheduled Principal Amount and (4) 17.4882004410%.

      The "Priority 1 Percentage" means the lesser of (i) 98% and (ii) the sum of (a) the sum of the Principal Balances of the Class I-A-4 and Class I-A-5 Certificates and (b) $15,515,579, divided by the sum of the Principal Balance of the Class I-A-2, Class I-A-4, Class I-A-5, Class I-A-6 and Class I-A-7 Certificates.

      The "Priority 2 Amount" for any Distribution Date means the lesser of (i) the sum of the Principal Balances of the Class I-A-9 and Class I-A-10 Certificates and (ii) the sum of (A) the product of (1) the Priority 2 Percentage, (2) the Shift Percentage, (3) the Scheduled Principal Amount and (4) 82.5117995590% and (B) the product of (1) the Priority 2 Percentage, (2) the Prepayment Shift Percentage, (3) the Unscheduled Principal Amount and (4) 82.5117995590%.

      The "Priority 2 Percentage" means the sum of the Principal Balances of the Class I-A-9 and Class I-A-10 Certificates divided by the sum of the Principal Balances of the Class I-A-1, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-21, Class I-A-22, Class I-A-23, Class I-A-24, Class I-A-25, Class I-A-26, Class I-A-27, Class I-A-29, Class I-A-30, Class I-A-31, Class I-A-32, Class I-A-33, Class I-A-34 and Class I-A-35 Certificates.

      The "Scheduled Principal Amount" means the sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount".

      The "Unscheduled Principal Amount" means the sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount".

      The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

                    Distribution Date Occurring In              Shift Percentage
------------------------------------------------------------    ----------------
August 2006 through July 2011                                                 0%
August 2011 and thereafter                                                  100%

      The "Prepayment Shift Percentage" for any Distribution Date will be the percentage indicated below:

                                                                   Prepayment
                    Distribution Date Occurring In              Shift Percentage
------------------------------------------------------------    ----------------
August 2006 through July 2011                                                 0%
August 2011 through July 2012                                                30%
August 2012 through July 2013                                                40%
August 2013 through July 2014                                                60%
August 2014 through July 2015                                                80%
August 2015 and thereafter                                                  100%

Appendix I
Planned Principal Balances as Percentages of Initial Aggregate Principal Balance PAC Group

                                     Percentage of
                                 Initial Aggregate
                                         Principal
Distribution Date                          Balance
August 2006                            99.80976080
September 2006                         99.58282761
October 2006                           99.31926640
November 2006                          99.01915281
December 2006                          98.68258592
January 2007                           98.30968824
February 2007                          97.90060560
March 2007                             97.45550722
April 2007                             96.97458551
May 2007                               96.45805608
June 2007                              95.90615753
July 2007                              95.31915134
August 2007                            94.69732164
September 2007                         94.04097510
October 2007                           93.35044062
November 2007                          92.62606908
December 2007                          91.86823313
January 2008                           91.07732684
February 2008                          90.25376539
March 2008                             89.39798471
April 2008                             88.51044111
May 2008                               87.59161094
June 2008                              86.64199011
July 2008                              85.66209367
August 2008                            84.65245539
September 2008                         83.61362725
October 2008                           82.54617893
November 2008                          81.45069735
December 2008                          80.33494938
January 2009                           79.22662428
February 2009                          78.12567413
March 2009                             77.03205139
April 2009                             75.94570880
May 2009                               74.86659943
June 2009                              73.79467663
July 2009                              72.72989406
August 2009                            71.67220571
September 2009                         70.62156583
October 2009                           69.57792899
November 2009                          68.54125006
December 2009                          67.51148421
January 2010                           66.48858686
February 2010                          65.47251378
March 2010                             64.46322097
April 2010                             63.46066476
May 2010                               62.46480177
June 2010                              61.47558888
July 2010                              60.49298323
August 2010                            59.51694229
September 2010                         58.54742377
October 2010                           57.58438568
November 2010                          56.62778629
December 2010                          55.67758416
January 2011                           54.73373809
February 2011                          53.79620716
March 2011                             52.86495074
April 2011                             51.93992845
May 2011                               51.02110016
June 2011                              50.10842602
July 2011                              49.20186644
August 2011                            48.36379817
September 2011                         47.53167616
October 2011                           46.70546176
November 2011                          45.88511657
December 2011                          45.07060242
January 2012                           44.26188145
February 2012                          43.45891596
March 2012                             42.66166859
April 2012                             41.87010215
May 2012                               41.08417974
June 2012                              40.30386467
July 2012                              39.52912052
August 2012                            38.77460390
September 2012                         38.02548676
October 2012                           37.28173352
November 2012                          36.54330890
December 2012                          35.81017783
January 2013                           35.08230546
February 2013                          34.35965719
March 2013                             33.64219861
April 2013                             32.92989559
May 2013                               32.22271419
June 2013                              31.52062068
July 2013                              30.82358157
August 2013                            30.16234297
September 2013                         29.51388864
October 2013                           28.87798736
November 2013                          28.25441199
December 2013                          27.64293933
January 2014                           27.04334999
February 2014                          26.45542848
March 2014                             25.87896305
April 2014                             25.31374561
May 2014                               24.75957170
June 2014                              24.21624044
July 2014                              23.68355443
August 2014                            23.21513591
September 2014                         22.75554526
October 2014                           22.30462209
November 2014                          21.86220880
December 2014                          21.42815063
January 2015                           21.00229554
February 2015                          20.58449417
March 2015                             20.17459983
April 2015                             19.77246841
May 2015                               19.37795836
June 2015                              18.99093065
July 2015                              18.61124871
August 2015                            18.28186457
September 2015                         17.95815010
October 2015                           17.64000935
November 2015                          17.32734798
December 2015                          17.02007322
January 2016                           16.71809384
February 2016                          16.42132016
March 2016                             16.12966401
April 2016                             15.84303867
May 2016                               15.56135890
June 2016                              15.28309048
July 2016                              15.00384522
August 2016                            14.72949634
September 2016                         14.45996001
October 2016                           14.19515385
November 2016                          13.93499684
December 2016                          13.67940934
January 2017                           13.42831306
February 2017                          13.18163102
March 2017                             12.93928753
April 2017                             12.70120820
May 2017                               12.46731989
June 2017                              12.23755069
July 2017                              12.01182991
August 2017                            11.79008804
September 2017                         11.57225675
October 2017                           11.35826888
November 2017                          11.14805840
December 2017                          10.94156038
January 2018                           10.73871100
February 2018                          10.53944752
March 2018                             10.34370825
April 2018                             10.15143256
May 2018                                9.96256085
June 2018                               9.77703449
July 2018                               9.59479590
August 2018                             9.41578841
September 2018                          9.23995637
October 2018                            9.06724502
November 2018                           8.89760059
December 2018                           8.73097015
January 2019                            8.56730172
February 2019                           8.40654418
March 2019                              8.24864727
April 2019                              8.09356160
May 2019                                7.94123861
June 2019                               7.79163054
July 2019                               7.64469049
August 2019                             7.50037231
September 2019                          7.35863067
October 2019                            7.21942097
November 2019                           7.08269939
December 2019                           6.94842286
January 2020                            6.81654904
February 2020                           6.68703628
March 2020                              6.55984369
April 2020                              6.43493102
May 2020                                6.31225875
June 2020                               6.19178799
July 2020                               6.07348055
August 2020                             5.95729887
September 2020                          5.84320603
October 2020                            5.73116573
November 2020                           5.62114231
December 2020                           5.51310071
January 2021                            5.40700645
February 2021                           5.30282565
March 2021                              5.20052500
April 2021                              5.10007179
May 2021                                5.00143382
June 2021                               4.90429685
July 2021                               4.80785806
August 2021                             4.71317796
September 2021                          4.62022578
October 2021                            4.52897124
November 2021                           4.43938456
December 2021                           4.35143651
January 2022                            4.26509833
February 2022                           4.18034176
March 2022                              4.09713904
April 2022                              4.01546285
May 2022                                3.93528637
June 2022                               3.85658324
July 2022                               3.77932754
August 2022                             3.70349377
September 2022                          3.62905692
October 2022                            3.55599238
November 2022                           3.48427597
December 2022                           3.41388390
January 2023                            3.34479283
February 2023                           3.27697978
March 2023                              3.21042221
April 2023                              3.14509792
May 2023                                3.08098512
June 2023                               3.01806240
July 2023                               2.95630869
August 2023                             2.89570330
September 2023                          2.83622592
October 2023                            2.77785655
November 2023                           2.72057554
December 2023                           2.66436359
January 2024                            2.60920176
February 2024                           2.55507137
March 2024                              2.50195412
April 2024                              2.44983200
May 2024                                2.39868732
June 2024                               2.34850270
July 2024                               2.29926102
August 2024                             2.25094553
September 2024                          2.20353969
October 2024                            2.15702730
November 2024                           2.11139243
December 2024                           2.06661939
January 2025                            2.02269282
February 2025                           1.97959758
March 2025                              1.93731882
April 2025                              1.89584192
May 2025                                1.85515252
June 2025                               1.81523655
July 2025                               1.77608011
August 2025                             1.73766962
September 2025                          1.69999166
October 2025                            1.66303311
November 2025                           1.62678103
December 2025                           1.59122273
January 2026                            1.55634573
February 2026                           1.52213778
March 2026                              1.48858681
April 2026                              1.45568100
May 2026                                1.42340872
June 2026                               1.39175853
July 2026                               1.36076611
August 2026                             1.33037221
September 2026                          1.30056606
October 2026                            1.27133700
November 2026                           1.24267461
December 2026                           1.21456860
January 2027                            1.18700892
February 2027                           1.15998564
March 2027                              1.13348905
April 2027                              1.10750956
May 2027                                1.08203781
June 2027                               1.05706454
July 2027                               1.03258068
August 2027                             1.00857734
September 2027                          0.98504576
October 2027                            0.96197733
November 2027                           0.93936359
December 2027                           0.91719627
January 2028                            0.89546718
February 2028                           0.87416831
March 2028                              0.85329180
April 2028                              0.83282990
May 2028                                0.81277502
June 2028                               0.79311970
July 2028                               0.77385659
August 2028                             0.75497849
September 2028                          0.73647831
October 2028                            0.71834912
November 2028                           0.70058407
December 2028                           0.68317644
January 2029                            0.66611966
February 2029                           0.64940724
March 2029                              0.63303280
April 2029                              0.61699013
May 2029                                0.60127304
June 2029                               0.58587555
July 2029                               0.57079168
August 2029                             0.55601566
September 2029                          0.54154174
October 2029                            0.52736430
November 2029                           0.51347785
December 2029                           0.49987694
January 2030                            0.48655628
February 2030                           0.47351062
March 2030                              0.46073482
April 2030                              0.44822385
May 2030                                0.43597273
June 2030                               0.42397662
July 2030                               0.41223073
August 2030                             0.40073036
September 2030                          0.38947090
October 2030                            0.37844783
November 2030                           0.36765668
December 2030                           0.35709308
January 2031                            0.34675276
February 2031                           0.33663150
March 2031                              0.32672514
April 2031                              0.31702962
May 2031                                0.30754096
June 2031                               0.29825524
July 2031                               0.28916859
August 2031                             0.28027723
September 2031                          0.27157745
October 2031                            0.26306561
November 2031                           0.25473812
December 2031                           0.24659145
January 2032                            0.23862215
February 2032                           0.23082684
March 2032                              0.22320217
April 2032                              0.21574488
May 2032                                0.20845175
June 2032                               0.20131962
July 2032                               0.19434539
August 2032                             0.18752603
September 2032                          0.18085856
October 2032                            0.17434002
November 2032                           0.16796754
December 2032                           0.16173829
January 2033                            0.15564948
February 2033                           0.14969842
March 2033                              0.14388239
April 2033                              0.13819880
May 2033                                0.13264503
June 2033                               0.12721856
July 2033                               0.12191691
August 2033                             0.11673762
September 2033                          0.11167830
October 2033                            0.10673661
November 2033                           0.10191022
December 2033                           0.09719685
January 2034                            0.09259430
February 2034                           0.08810036
March 2034                              0.08371287
April 2034                              0.07942975
May 2034                                0.07524892
June 2034                               0.07116835
July 2034                               0.06718603
August 2034                             0.06330001
September 2034                          0.05950839
October 2034                            0.05580925
November 2034                           0.05220074
December 2034                           0.04868107
January 2035                            0.04524842
February 2035                           0.04190107
March 2035                              0.03863727
April 2035                              0.03545536
May 2035                                0.03235366
June 2035                               0.02933055
July 2035                               0.02638446
August 2035                             0.02351379
September 2035                          0.02071701
October 2035                            0.01799262
November 2035                           0.01533915
December 2035                           0.01275510
January 2036                            0.01023910
February 2036                           0.00778972
March 2036                              0.00540560
April 2036                              0.00308538
May 2036                                0.00082774
June 2036 and thereafter                0.00000000

Appendix I
Targeted Principal Balances as Percentages of Initial Aggregate Principal Balance TAC Group


                                     Percentage of
                                 Initial Aggregate
                                         Principal
Distribution Date                          Balance
August 2006                            99.61395336
September 2006                         99.07856786
October 2006                           98.39387357
November 2006                          97.56022355
December 2006                          96.57829595
January 2007                           95.44909568
February 2007                          94.17395544
March 2007                             92.75453486
April 2007                             91.19281993
May 2007                               89.49112028
June 2007                              87.65206648
July 2007                              85.67860578
August 2007                            83.57399732
September 2007                         81.34180577
October 2007                           78.98589468
November 2007                          76.51041870
December 2007                          73.91981461
January 2008                           71.21879173
February 2008                          68.41232135
March 2008                             65.50562541
April 2008                             62.50416439
May 2008                               59.41362390
June 2008                              56.23990136
July 2008                              52.98909156
August 2008                            49.66747110
September 2008                         46.28148310
October 2008                           42.83772077
November 2008                          39.34291056
December 2008                          35.83137902
January 2009                           32.41252110
February 2009                          29.08452970
March 2009                             25.84562965
April 2009                             22.69407724
May 2009                               19.62815963
June 2009                              16.64619431
July 2009                              13.74652866
August 2009                            10.92753926
September 2009                          8.18763165
October 2009                            5.52523971
November 2009                           2.93882497
December 2009                           0.42687644
January 2010 and thereafter             0.00000000